EXHIBIT 16

                   Letter re change in certifying accountant


PricewaterhouseCoopers LLP (letterhead)
Morris County Financial Center
One Sylvan Way
Parsippany NJ 07054-3894
Telephone (973) 829-9000
Facsimile (973) 829-9313


September 22, 1998

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Datamarine International, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K for the month of September 1998. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/S/ PRICEWATERHOUSECOOPERS LLP
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